Exhibit 10.1

AMENDMENT NO. 1 TO

AMENDED AND RESTATED CREDIT AGREEMENT

This Amendment No. 1 (this “Amendment”) is entered into as of December 17, 2010 with reference to the Amended and Restated Credit Agreement dated as of February 11, 2010, among The McClatchy Company, as the Borrower, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, JPMorgan Chase Bank, N.A., as Syndication Agent and the other Lenders party thereto (the “Credit Agreement”).  Capitalized terms used in this Amendment and not otherwise defined herein are used with the meanings set forth for those terms in the Credit Agreement.

1. Reduction of Revolving Credit Commitments.  Pursuant to Section 2.06(a)(i) of the Credit Agreement, the Borrower requests that the Revolving Credit Facility be permanently reduced on the Amendment Effective Date (as defined in Section 4 of this Amendment), from $236,413,278.30 to $150,787,203.14, with each Revolving Lender’s respective Revolving Credit Commitment being reduced pro rata in accordance with such Lender’s Applicable Percentage.  The Borrower hereby requests that the Required Lenders waive the requirement in Section 2.06(a)(i) of the Credit Agreement that such reduction occur in a whole multiple of $1,000,000, and that five Business Days’ prior notice of such reduction be given to the Administrative Agent.  Subject to effectiveness of this Amendment, the Administrative Agent is authorized to update Schedule 2.01 of the Credit Agreement to reflect the foregoing reduction, and to retain such Schedule on file.

2. Amendments.  The Borrower and the Administrative Agent (acting with the consent of the Required Lenders) hereby agree to amend the Credit Agreement as follows:

(a) The definition of the term “Available Investment Basket Amount” in Section 1.01 of the Credit Agreement is hereby amended and restated as follows:

““Available Investment Basket Amount” means $150,000,000, less the cumulative amount used since February 11, 2010 to make Investments (net of any return of capital) under Section 7.10(g), Section 7.10(i) and Section 7.10(n).”

(b) There shall be added to Section 1.01 of the Credit Agreement a new term as follows:

““Available Liquidity” means, as of as of any date and after giving effect to all actions of the Borrower expected to occur on such date, the sum on such date of (x) the Cash Equivalents, plus (y) the amount by which the aggregate Revolving Credit Commitments shall exceed the aggregate Outstanding Amount of the Revolving Credit Loans, all L/C Obligations, and all Swing Line Loans.”

(c) The definition of the term “Class A Maturity Date” in Section 1.01 of the Credit Agreement is hereby amended and restated as follows:

““Class A Maturity Date” means, solely with respect to the Class A Term A Loans, December 31, 2010, and otherwise means July 1, 2013.”

(d) The definition of the term “Class B Maturity Date” in Section 1.01 of the Credit Agreement is hereby amended and restated as follows:

““Class B Maturity Date” means, solely with respect to the Class B Term A Loans, December 31, 2010, and otherwise means June 27, 2011.”

(e) The definition of the term “Exchange Transaction Expenses” in Section 1.01 of the Credit Agreement is hereby amended to delete the words “fees and expenses payable to the Financial Advisors” where they appear in sub-clause (ii) of that definition, and to replace such words with “[RESERVED]”.

(f) The term “Financial Advisors” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety.

(g) The term “Later Maturity Public Indebtedness” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety.

(h) The definition of the term “Swing Line Sublimit” in Section 1.01 of the Credit Agreement is hereby amended to delete the amount “$120,000,000” where it appears in that definition, and to replace such amount with “$45,000,000”.

(i) Section 2.01(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Class B Maturity Date.  On the Class B Maturity Date, the Commitments of all Class B Revolving Credit Lenders shall terminate and the Commitments of all Class A Revolving Credit Lenders shall continue on the terms herein set forth, and, subject to all Credit Extensions by the Class B Lenders being paid in full on the Class B Maturity Date:

(i)           the Borrower shall prepay the outstanding Revolving Credit Loans in an amount sufficient to reduce the outstanding principal amount thereof to an amount not in excess of the aggregate amount of all Class A Revolving Credit Commitments;

(ii)           the Applicable Percentage of each Class A Lender shall be adjusted to reflect the termination of the Revolving Credit Commitments of the Class B Revolving Credit Lenders; and

(iii)           all outstanding Revolving Credit Loans shall be continued as Revolving Credit Loans held by all Class A Revolving Credit Lenders ratably in accordance with their respective Applicable Percentages.”

(j) Section 2.05(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Mandatory.

(i)           On the dates specified in clauses (A) and (B) of Section 2.06(b)(i), the Borrower shall prepay an amount sufficient to cause the Total Revolving Credit Outstandings to be less than or equal to the Revolving Credit Facility as reduced in accordance therewith.

(ii)           Upon the incurrence or issuance by the Borrower or any of its Subsidiaries of any Indebtedness (other than Indebtedness expressly permitted to be incurred or issued pursuant to Section 7.02), the Borrower shall prepay an aggregate principal amount of Loans up to an amount equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by the Borrower or such Subsidiary, such prepayments to be applied first, ratably to the L/C Borrowings and the Swing Line Loans, and second, shall be applied ratably to the outstanding Revolving Credit Loans.

(iii)           Upon the incurrence or issuance by the Borrower of any Indebtedness permitted to be incurred or issued pursuant to Section 7.02(l), the Borrower shall utilize the Net Cash Proceeds therefrom to prepay the outstanding principal amount of all Loans owed to the Class A Lenders or the Class B Lenders, as designated by the Borrower, and whose Commitments shall have been reduced pursuant to Section 2.06(b)(iii).

(iv)           If for any reason the Total Revolving Credit Outstandings at any time exceed the Revolving Credit Facility at such time, the Borrower shall immediately prepay Revolving Credit Loans, Swing Line Loans and L/C Borrowings and/or Cash Collateralize the L/C Obligations (other than the L/C Borrowings) in an aggregate amount equal to such excess.”

(k) Section 2.06(b)(i)(C) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“[RESERVED];”

(l) Section 6.02(e) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“[RESERVED];”

(m) Section 6.03(e) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“of the incurrence or issuance of any Indebtedness for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.05(b)(ii); and”

(n) Section 6.11 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Use the proceeds of the Credit Extensions only for working capital and other corporate purposes not in contravention of Law or of any Loan Document.”

(o) Section 6.14 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“[RESERVED].”

(p) Section 7.02(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“unsecured Indebtedness of the Borrower (which may be guaranteed by Subsidiaries), at any time outstanding in an aggregate principal amount not to exceed $200,000,000, to be used for any general corporate purposes;”

(q) Section 7.02(l) of the Credit Agreement is hereby amended to delete the term “Section 2.05(b)(vi)” where it appears in that section, and to replace such term with “Section 2.05(b)(iii)”.

(r) Section 7.03(ii) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(A) any Loan Party other than the Borrower may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Loan Party, and (B) any Loan Party may Dispose of its assets to any other Loan Party;”

(s) Section 7.03(vi) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“the Borrower or any of its Subsidiaries may enter into one or more leveraged partnerships in connection with a Disposition of property made for fair market value and on terms satisfactory to the Administrative Agent (a “Leveraged Partnership Disposition”), provided that the Borrower shall have received the prior written consent of the Administrative Agent to its entry into such transaction and the execution and delivery of the definitive documentation in connection therewith”

(t) Section 7.03(vii) is hereby amended and restated in its entirety as follows:

“other Dispositions so long as (x) no Default or Event of Default exists or would result therefrom, (y) after giving pro forma effect to such transaction, the Borrower shall be in compliance with the covenants in Section 7.07, and (z) such Disposition shall be (A) for fair market value and (B) at least 75% of the proceeds thereof shall be in cash or Cash Equivalents;”

(u) Section 7.06 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“The Borrower shall not, nor shall it permit any Subsidiary to, use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately for any purpose that entails a violation of, or that is inconsistent with, Regulation U of the FRB.”

(v) Section 7.07(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“The Borrower shall not permit the Consolidated Interest Coverage Ratio as of the last day of any fiscal quarter of the Borrower to be less than 1.50 to 1.00.”

(w) There shall be added a new sub-section (c) to Section 7.07 of the Credit Agreement, as follows:

“Available Liquidity.  The Borrower shall not permit the Available Liquidity as of the last day of each fiscal quarter of the Borrower commencing with the fiscal quarter ending in March 2011 to be less than $50,000,000; provided that if the Borrower has not received a dividend from Classified Ventures, LLC in a minimum amount of $20,000,000 prior to the last day of the fiscal quarter ending in March 2011, then the minimum Available Liquidity required as of such date (but not as of the last day of any other fiscal quarter of the Borrower) shall be $25,000,000.”

(x) Section 7.09(g) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“the Borrower may make any payment at the maturity of, or any payment constituting an Early Retirement of its Public Indebtedness;”

(y) Section 7.09(h) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“the Borrower may (i) declare and pay cash dividends to its stockholders and (ii) purchase, redeem or otherwise acquire for cash Equity Interests issued by it, if after giving effect thereto the aggregate amount of such dividends, purchases, redemptions or acquisitions paid or made under clauses (i) and (ii) would not exceed during the 12 month period ending on the date the dividend or such purchase, redemption or acquisition would be paid or made:

(A)           $30,000,000 (if such dividend is declared or such purchase, redemption or acquisition is made at a time when the amount of Consolidated Indebtedness of the Borrower would not cause the Consolidated Total Leverage Ratio to equal or exceed 3.50 to 1.00);

(B)           $20,000,000 (if such dividend is declared or such purchase, redemption or acquisition is made at a time when the amount of Consolidated Indebtedness of the Borrower would cause the Consolidated Total Leverage Ratio to equal or exceed 3.50 to 1.00 but would not cause the Consolidated Total Leverage Ratio to equal or exceed 4.00 to 1.00); or

(C)           $10,000,000 (if such dividend is declared or such purchase, redemption or acquisition is made at a time when the amount of Consolidated Indebtedness of the Borrower would cause the Consolidated Total Leverage Ratio to equal or exceed 4.00 to 1.00 but would not cause the Consolidated Total Leverage Ratio to equal or exceed 4.50 to 1.00), in each case calculated using the Consolidated EBITDA of the Borrower as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a));”

(z) Section 7.09(i) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“[RESERVED]”

(aa) Section 7.10(g)(iv) of the Credit Agreement is hereby amended by adding the following at the end of that section, immediately before the semi-colon:

“and so long as within 10 days after such Investment (or such longer period agreed to by the Administrative Agent), the Borrower’s or the applicable Subsidiary’s interests in such Investment are pledged to the Administrative Agent to the extent required by the Security Agreement;”

(bb) Section 10.19(a) of the Credit Agreement is hereby amended to delete the words “or Section 6.11(ii) or (iii)” where they appear in that section.

(cc) Exhibit D to the Credit Agreement is hereby deleted and replaced with a new Exhibit D in the form of Annex I to this Amendment.

3. Conditions Precedent.  The effectiveness of this Amendment shall be conditioned upon the receipt by the Administrative Agent (the date upon which all such items shall have been received, the “Amendment Effective Date”) of:

(a) counterparts of this Amendment executed by the Borrower;

(b) written consents hereto executed by the Required Lenders in substantially the form of Exhibit A attached hereto;

(c) receipt by the Administrative Agent of amendment fees in an amount equal to 0.125% of the aggregate principal amount of Loans, L/C Obligations and unfunded Commitments (based, in each case, on a $150,787,203.14 Revolving Credit Facility) held by Lenders that shall have executed and returned written consents in substantially the form of Exhibit A attached hereto to Mayer Brown LLP by 6:00 p.m. (Pacific Time) on December 16, 2010 (which fees shall be distributed by the Administrative Agent ratably among such consenting Lenders);

(d) receipt by the Administrative Agent of a reaffirmation of the Guaranty and of the Security Agreement by Guarantor in form and substance reasonably satisfactory to the Administrative Agent;

(e) receipt by the Administrative Agent of (i) an incumbency certificate issued by the secretary or assistant secretary of the Borrower and each Guarantor, certifying as to the authority of the person executing this Amendment (in the case of the Borrower) and the reaffirmations referred to in clause (d) above, (ii) a copy of a resolution from the board of directors of the Borrower and each Guarantor, authorizing execution and delivery of this Amendment(in the case of the Borrower) and the reaffirmations referred to in clause (d) above, and (iii) a signed copy of a favorable opinion, addressed to the Administrative Agent and the Lenders, of counsel for the Borrower acceptable to the Administrative Agent as to such matters as the Administrative Agent may reasonably request; and

(f) receipt by the Administrative Agent of all fees and expenses payable to it and its special counsel in connection with this Amendment.

4. Representations and Warranties.  The Borrower represents and warrants to the Administrative Agent and the Lenders that, as of the date of this Amendment, (i) no Default has occurred and remains continuing, and (ii) the representations and warranties contained in Article V of the Credit Agreement, as amended hereby, and each other Loan Document or which are contained in any document furnished at any time under or in connection with the Credit Agreement are true and correct as if made on the date hereof, except for representations and warranties which expressly speak as of a particular date, in which case they shall be true and correct as of such earlier date except that (A) the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement, and (B) the representations and warranties contained in subsection (c) of Section 5.05 of the Credit Agreement shall refer to the most recent statements furnished pursuant to clauses (b) of Section 6.01 of the Credit Agreement.

5. Confirmation.  In all other respects, the terms of the Credit Agreement and the other Loan Documents are hereby confirmed.  This Amendment shall be deemed to be a Loan Document.

6. Counterparts.  This Amendment may be executed in any number of counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

7. Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the Borrower and the Administrative Agent have executed this Amendment as of the date first written above by their duly authorized representatives.

THE McCLATCHY COMPANY

By:/s/ Patrick J. Talamantes

Name: Patrick J. Talamantes

Title: VP, Finance and CFO

BANK OF AMERICA, N.A., as Administrative Agent

By: /s/ Brenda H. Little
Name: Brenda H. Little
Title: Vice President

[Annex I to Amendment]

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:  ___________, _____

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of February 11, 2010 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”, the terms defined therein being used herein as therein defined), among The McClatchy Company, a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1.           The Borrower has delivered to the Administrative Agent the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1.           The Borrower has delivered to the Administrative Agent the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Borrower ended as of the above date.  Such financial statements fairly present the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2.           The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.

3.           A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and

[select one:]

[to the best knowledge of the undersigned during such fiscal period, the Borrower performed and observed each covenant and condition of the Loan Documents applicable to it.]

--or--

[the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4.           The representations and warranties of the Borrower contained in Article V of the Agreement, and any representations and warranties of the Borrower that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.

5.           The financial covenant analyses and information set forth on Schedules 1 and 2 attached hereto are true and accurate on and as of the date of this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of _____________.

THE MCCLATCHY COMPANY

By:

Name:

Title:

For the Quarter/Year ended ___________________(“Statement Date”)

SCHEDULE 1

to the Compliance Certificate

($ in 000’s)

I.           Section 7.07(a) – Consolidated Interest Coverage Ratio.

A.	Consolidated EBITDA for four consecutive fiscal quarters ending
on above date (“Subject Period”) as set forth on Schedule 2:	$

B.	Consolidated Interest Charges for Subject Period:	$

C.	Consolidated Interest Coverage Ratio (Line I.A. ÷
Line I.B):	to 1

Minimum required: 1.50 to 1.00

II.           Section 7.07(b) – Consolidated Leverage Ratio.

A.	Consolidated Indebtedness at Statement Date:	$

B.	Consolidated EBITDA for Subject Period (Line I.A. above):	$

C.	Consolidated Leverage Ratio (Line II.A ÷ Line II.B):	to 1

Maximum permitted:

Fiscal quarter ending:	Ratio:
December, 2009	7.00 to 1.00
March, 2010	6.75 to 1.00
June, 2010	6.75 to 1.00
September, 2010	6.75 to 1.00
December, 2010	6.75 to 1.00
March, 2011	6.50 to 1.00
June, 2011	6.50 to 1.00
September, 2011	6.50 to 1.00
December, 2011	6.50 to 1.00
March, 2012	6.25 to 1.00
June, 2012	6.25 to 1.00
September, 2012	6.25 to 1.00
December, 2012	6.25 to 1.00
March, 2013 and thereafter	6.00 to 1.00

III.           Section 7.07(c) – Available Liquidity.

A.	Cash Equivalents on hand as of above date:	$

B.	Revolving Credit Commitments as of above date:	$

less

Outstanding Amount of Revolving Credit Loans:	($ )

Outstanding Amount of all L/C Obligations:	($ )

Outstanding Amount of all Swing Line Loans:	($ )

Subtotal of B (line availability)	$

C.	Available Liquidity (Line III.A. + Line IIII.B):	$

Minimum required: $50,000,000

For the Quarter/Year ended ___________________(“Statement Date”)

SCHEDULE 2

to the Compliance Certificate

($ in 000’s)

Consolidated EBITDA

(in accordance with the definition of Consolidated EBITDA

as set forth in the Agreement)

Consolidated EBITDA	Quarter Ended _______	Quarter Ended _______	Quarter Ended _______	Quarter Ended _______	Twelve Months Ended _______
Consolidated Net Income
+Consolidated Interest Charges
+income taxes
+depreciation expense
+amortization expense
+stock option expense
+non-cash restructuring charges
+cash restructuring charges (up to caps)
+non-recurring or non-cash charges or losses
+charges and losses on extinguishment of debt
+Exchange Transaction expenses
-non-recurring or non-cash gains or other items
-all gains from extinguishment of debt
=Consolidated EBITDA

[Exhibit A to Amendment]

CONSENT OF LENDER

This Consent of Lender is delivered by the undersigned Lender to Bank of America, N.A., as Administrative Agent, with reference to the Amended and Restated Credit Agreement dated as of February 11, 2010, among The McClatchy Company, as the Borrower, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, JPMorgan Chase Bank, N.A., as Syndication Agent and the other Lenders party thereto (the “Credit Agreement”).  Capitalized terms used herein are used with the meanings set forth for those terms in the Credit Agreement.

The undersigned is a party to the Credit Agreement and hereby consents to the execution and delivery of the proposed Amendment No. 1 to Amended and Restated Credit Agreement by the Administrative Agent on behalf of the Lenders party to the Credit Agreement, substantially in the form of the draft presented to the undersigned.

[Name of Lender]

By:

Title: